Exhibit 99.1

DEARBORN BANCORP TO DELIST FROM NASDAQ AND COMMENCE

QUOTATION ON OTC MARKETS

DEARBORN, Michigan, November 23, 2011 — Dearborn Bancorp, Inc. (Nasdaq: DEAR), the Holding Company for Fidelity Bank, today announced that it received a letter from The Nasdaq Stock Market stating that the staff has rejected the Company’s compliance plan to cure a reporting deficiency under Listing Rule 5250(c)(1) for the reasons detailed below. The letter provides that, absent an appeal of the staff’s determination by the Company, trading in the Company’s common stock will be suspended at the opening of business on November 29, 2011, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq.

As previously reported on August 19, 2011, the Company received a letter from Nasdaq on August 18, 2011 stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2011 with the SEC. The Company submitted a compliance plan to Nasdaq in a timely fashion, however, due to the timing of the annual examination of its wholly owned subsidiary Fidelity Bank, and management’s inability to certify the Company’s financial statements until resolution of its disagreement with the FDIC on certain accounting and regulatory issues, the Company could not assure Nasdaq that it would be in compliance with Listing Rule 5250(c)(1) by the required deadline. As such, the Company’s compliance plan was not accepted.

The Company has the right to appeal the Nasdaq staff’s determination to suspend trading in the Company’s securities and its delisting and deregistration from Nasdaq, but does not expect to do so, due, in part, to the Company’s belief that the interests of the Company and its shareholders will be better served at the present time through cost savings afforded by delisting from Nasdaq.

Effective Monday, November 28, 2011, the Company anticipates that transactions in the Company’s stock will be reported on the OTC Pink, Limited Information, under the symbol DEAR. The Company’s common stock will cease trading on Nasdaq at the opening of the market on Monday, November 29, 2011 and will be quoted through the facilities of the OTC Markets Group, Inc. Investors will be able to view Level II real time stock quotes for DEAR at http://www.otcmarkets.com.

Dearborn Bancorp, Inc. is a registered bank holding company. Its sole banking subsidiary is Fidelity Bank. The Bank operates 15 offices in Wayne, Oakland, Macomb and Washtenaw counties in the State of Michigan.

CONTACT: Michael J. Ross, President & CEO, at (313) 565-5700 or Jeffrey L. Karafa, CFO, at (313) 381-3200.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what is expressed in forward-looking statements. Dearborn Bancorp undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events (whether anticipated or unanticipated), or otherwise. Future Factors include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior as well as their ability to repay loans; actions by bank regulators; availability of capital; changes in local real estate values; changes in the national and local economy; and other factors, including risk factors disclosed from time to time in filings made by Dearborn Bancorp with the Securities and Exchange Commission. These are representative of the Future Factors and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.